PENDING PROJECTS ACQUISTION AGREEMENT



     This Pending Project Acquisition Agreement ("Agreement") is entered into as of December 29, 1998 by and between Mission West Properties, a California corporation (the "Company"), Mission West Properties, L.P., a Delaware limited partnership ("MWP"), Mission West Properties, L.P. I, a Delaware limited partnership ("MWP I"), Mission West Properties, L.P. II, a Delaware limited partnership ("MWP II") and Mission West Properties, L.P. III, a Delaware limited partnership ("MWP III"; MWP, MWP I, MWP II and MWP III are referred to as the "Operating Partnership"; the Company and the Operating Partnership are referred to collectively as the "Purchaser"), on the one hand, and the individuals and entities listed on Appendix I who own the properties set forth opposite such individuals' and entities' names thereon (the "Sellers") on the other hand.

                                    RECITALS

     A. The Sellers are the owners of certain real property located in Santa Clara County, California, and described in attached EXHIBIT A, together with all rights, privileges, easements, and appurtenances (collectively, the "Pending Projects"); and all personal property, entitlements, licenses, permits, development rights, air rights, authorizations, certificates, surveys, plans, specifications, reports, studies, test results and all unexpired warranties and guaranties given by unaffiliated third parties owned by the Sellers and pertaining to or used exclusively in connection with the Pending Projects (the "Personal Property"); (the Pending Projects and Personal Property shall be collectively referred to herein as the "Pending Projects").

     B. In connection with the Acquisition Agreement dated as of May 14, 1998 (the "Acquisition Agreement"), to which the Purchaser and the Sellers all are parties, the Operating Partnership has agreed to issue L.P. Units to all of the limited partners therein, the Company has agreed to become the general partner of the Operating Partnership, and the Company has agreed to permit holders of L.P. Units to exchange them for shares of the Company's common stock ("Common Stock") under certain circumstances.

     C. The Operating Partnership is governed by the Operating Partnership Agreement and the Acquisition Agreement.

     D. The Purchaser desires to acquire the Pending Projects and the Sellers desire to convey the Pending Projects on the terms and conditions of this Agreement, and pursuant to the Acquisition Agreement have agreed that the Company or the Operating Partnership shall acquire each of the 12 buildings comprising the Pending Projects as soon as such building (each an "acquired property" herein) has been completed and fully leased by issuing additional L.P. Units to the Sellers at a value of $4.50 per L.P. Unit, or at the Sellers' option, they may receive cash or a combination of cash and L.P. Units.

                                    AGREEMENT

     For good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree as follows:

     1. ACQUISITION. At the Closing Date (as defined herein) for the acquisition of each of the buildings included in the Pending Projects, the Sellers who own that building (as indicated on Appendix I) (the "Participating Sellers") agree to convey, and the Purchaser agrees to acquire, such property subject to the terms and conditions of this Agreement. The Sellers' shall appoint one representative to act as their agent in connection with the acquisition and conveyance of each acquired property (the "Sellers' Representative"). The Sellers' Representative is authorized to receive written notices from the Purchaser on behalf of all of the Sellers of such property.

     2. ACQUISITION VALUE. The acquisition value for the conveyance of each of the buildings in the Pending Projects will be the amount set forth in Appendix I, subject to adjustment if the actual average monthly rental per square foot for the term of the lease or leases in effect with respect thereto as of the Closing Date (as defined herein) differs from the projected rental rate set forth in Appendix I. Consequently, the actual Acquisition Value will be equal to the acquisition value set forth in Appendix I multiplied by the ratio of the actual average monthly rental rate per square foot divided by the projected rental rate set forth in Appendix I (the "Acquisition Value"):

     3. CONSIDERATION.

     (a) ITEMS. The Purchaser shall provide the following items of consideration to the Sellers upon the Purchaser's acquisition of the Pending Projects:

     (i) the Acquisition Value of each building as set forth in Appendix I, as such amount shall be adjusted as of the Closing Date (as defined herein), payable, at the election of the Participating Sellers, as provided in Section 3(b), (A) in cash in an amount equal to (x) such Acquisition Value minus (y) the sum of the principal amount of all debt encumbering the building (other than assessment leins) as of the Closing Date, and all accrued, unpaid interest and other financing charges applicable to such debt (the "Net Acquisition Value"), or (ii) through the issuance to the Participating Sellers of that number of L.P. Units (with each receiving his, her or its proportionate share based on their ownership interests in the acquired property) equal to the quotient obtained by dividing the Net Acquisition Value by $4.50;

     (ii) the assumption of all indebtedness encumbering the acquired property as of the Closing Date; and

     (iii)assumption and payment of all prorations and reimbursements which the Purchaser is obligated to pay pursuant to Section 10.

     (b) The Participating Sellers shall decide among themselves whether to receive cash or L.P. Units, or both, upon their conveyance of the acquired property to the Purchaser, and through one representative who they select, shall deliver to the Purchaser, a written notice of election specifying the number of L.P. Units, the amount of cash, or the number and amount of each, to be delivered to each Participating Seller not less than 10 days prior to the Closing Date.

     (c) The purchaser of each acquired property at the Closing may be the Operating Partnership or the Company; provided that pursuant to the terms of the Operating Partnership Agreement the Company shall contribute such property to the Operating Partnership in exchange for additional partnership interests as provided therein. The Purchaser shall notify the Sellers which entity will be acquiring the property not less than 3 days prior to the Closing Date.

     4. CLOSING DATE. The acquisition of each building in the Pending Projects shall occur on the 3rd business day after the last to occur of (i) the completion of the building and receipt of required occupancy permits; (ii) the execution of written leases with respect to 100% of the rentable square footage in such building, (iii) satisfaction of all closing conditions set forth in
Section 5 and 6 as set forth in certificates which each party shall deliver to the other, and (iv) the Participating Sellers' delivery to the Purchaser of their election as to the form of consideration they intend to receive for the acquired property (the "Closing Date").

     5. CONDITIONS TO THE PURCHASER'S PERFORMANCE. The Purchaser's obligation to acquire any of the buildings included in the Pending Projects is subject in each instance to the following conditions precedent:

     (a) The Sellers' representations and warranties in this Agreement being correct in all material respects as of each Closing Date;

     (b) The Sellers' compliance with the provisions of Section 15 with respect to such acquired property;

     (c) There shall not have occurred after the date hereof any material adverse physical change in the acquired property, other than as contemplated by the parties in connection with the completion of the property, from its condition as of the date hereof.

     (d) The Purchaser shall not have elected to terminate such obligation in conformity with the provisions of Section II or Section 12.

     The foregoing conditions shall be for the benefit of, and may be waived by, the Purchaser. Upon the non-satisfaction of any of the foregoing conditions, unless waived by the Purchaser, the Purchaser's obligations to acquire the particular property shall terminate.

     6. CONDITIONS TO THE SELLERS' PERFORMANCE. The Sellers' obligation to convey each building included in the Pending Projects is subject in each instance to the following conditions precedent:

     (a) The Purchaser's representations and warranties in this Agreement being correct in all material respects as of each Closing Date; and

     (b) The Purchaser's performance of all of its obligations to acquire such property under this Agreement.

     (c) The Purchaser shall not have elected to terminate such obligation in conformity with the provisions of Section II or Section 12.

     The foregoing conditions shall be for the benefit of, and may be waived only by, the Participating Sellers with respect to each acquired property. Upon the non-satisfaction of any of the foregoing conditions, unless waived by such Participating Sellers, their obligation to convey the particular property shall terminate.

     7. ACCESS.

     (a) Access to the Pending Projects prior to the Closing Date shall be given to the Purchaser during normal business hours upon at least one (1) business day's prior notice to the Seller.

     (b) The Purchaser and the Purchaser's contractors and consultants shall have the right, from the date hereof until the Closing Date for an acquired property, to enter onto such property, at its own cost and risk, for any purposes, including but not limited to, inspecting the property. The Purchaser's contractors and consultants shall be duly licensed and insured. As a condition of such entry, the Purchaser shall provide evidence reasonably satisfactory to the Sellers of the existence of general liability insurance prior to any such entry, inspection, test or study. The Sellers agree to cooperate reasonably with the Purchaser in the inspection of the Pending Projects and agree to make available to the Purchaser all information in the Sellers' possession or control pertaining to the condition of the Pending Projects, including engineering and environmental reports, studies, tests, monitoring results, and related documentation.

     (c) The Purchaser shall indemnify and defend the Sellers against and hold the Sellers harmless from all losses, costs, damages, liabilities, and expenses, arising out of any personal injury or physical damage to the Pending Projects in connection with the Purchaser's inspection of or presence, prior to the Closing Date, on the Pending Projects. Furthermore, the Purchaser shall indemnify, defend and hold the Sellers harmless from and against any mechanic's lien claims that may arise in connection with the Purchaser's inspection of or presence, prior to the Closing Date, on the Pending Projects.

     8. TITLE. Title to the Pending Projects shall be such as will be insured, solely in the name of the applicable Purchasors as good and marketable title by a title insurance company acceptable to the Purchaser at regular rates pursuant to the standard stipulations and conditions of the 1970 Form B ALTA Owner's Title Insurance Policy as revised in 1984, and as the same may be modified by such endorsements, affirmative coverage and other matters which have been requested by the Purchaser prior to each of the Closing Dates, free and clear of all liens and encumbrances, except those liens and encumbrances which the Purchaser agrees to accept and/or assume in writing as of each Closing Date.

     9. CLOSE OF THE PURCHASE AND SALE.

     (a) CONVEYANCE OF TITLE. At each close of escrow, good and marketable title to the Pending Projects shall be conveyed by the Sellers to the Purchaser by the Deed (as defined below) subject only to the following permitted liens:

          (i)  A  lien  for  real  property  taxes  and   assessments  not  then
     delinquent;

          (ii) Matters of title respecting the Pending Projects approved or deemed approved by the Purchaser in accordance with this Agreement;

          (iii) Title and survey matters which would be disclosed by an ALTA survey and approved or deemed approved by the Purchaser;

          (iv) Matters affecting the condition of title to the Pending Projects created by or with the written consent of the Purchaser; and

          (v) Indebtedness for borrowed funds incurred by the Sellers with their written agreement.

     As of each of the Closing Dates, all of the Sellers' right, title and interest in and to the Personal Property shall be conveyed by the Sellers to the Purchaser by the Warranty Bill of Sale in the form attached hereto as EXHIBIT B (the "Bill of Sale").

     (b) THE SELLERS' DELIVERIES ON THE CLOSING DATE. The Sellers shall deliver to the Purchaser on every Closing Date the following documents:

          (i) Statutory grant deeds executed and acknowledged by the Sellers (the "Deed");

          (ii) The Sellers'  affidavits of non-foreign status as contemplated by
     Section 1445 of the Internal Revenue Code of 1986, as amended, or a release from the Internal Revenue Service in form and content reasonably acceptable to the Purchaser, indicating that the Purchaser is excused from any withholding requirements under federal law ("FIRPTA Affidavit") executed by the Sellers, but undated;

          (iii)The Sellers' affidavits as contemplated by Revenue and Taxation Code Section 18662 or a release from the California Franchise Tax Board in form and content reasonably acceptable to the Purchaser, indicating that the Purchaser is excused from any withholding requirements under California law (the "Withholding Affidavit") executed by the Sellers, but undated;

          (iv) Bills of Sale duly executed by the Sellers, but undated; and

          (v) Such other documents as the Purchaser may reasonably require in order to close the transactions in accordance with the terms hereof.

     (c) PURCHASER'S DELIVERIES ON THE CLOSING DATE. The Purchaser shall deliver to the Sellers on every Closing Date the following:

          (i) The consideration in accordance with Section 3(a) together with the Purchaser's share of closing costs; and

          (ii) Such other documents as the Sellers may reasonably require to close the transactions in accordance with the terms hereof.

     (d) CLOSING COSTS. The closing costs shall be allocated and prorated as follows:

          (i) THE SELLERS SHALL PAY:

               (A) any costs of clearing title to the Pending Projects;

               (B) any document preparation fees for the Deed; and

               (C) all documentary and/or real property transfer taxes due upon the transfer of the Pending Projects.

          (ii) THE PURCHASER SHALL PAY:

               (A) all charges in connection with the issuance of a title policy; and

               (B) the recording charges in connection with recordation of the Deed.

     Any closing costs not addressed herein shall be allocated in accordance with the custom and practice then prevailing in Santa Clara County.

               (iii) REAL ESTATE TAXES, BONDS AND ASSESSMENTS. Current real property taxes, any current installment of any bond or assessment that constitutes a lien on the Pending Projects, rents and license fees, if any, including any additional property taxes or installments of any bond or assessment lien that may be assessed after the Closing Date, but that relate to a period prior to the Closing Date, regardless of when notice of those taxes, dues or assessments are received or who receives the notice shall be prorated as of the Closing Date.

     10. POSSESSION. Exclusive possession of the Pending Projects shall be delivered to the Purchaser on each Closing Date.

     11. DAMAGE AND DESTRUCTION.

     (a) In the event of damage or destruction of a building included in the Pending Projects or any portion of the Pending Projects prior to a Closing Date in an amount not exceeding Ten Thousand Dollars ($10,000), the Purchaser and the Sellers shall consummate the transaction, provided that the Sellers shall assign to the Purchaser such Sellers' rights under any insurance policy covering the damage or destruction and shall indemnify the Purchaser with respect to any costs incurred by the Purchaser in repairing and restoring the building after the Closing Date that are not paid by the insurance up to the amount of Ten Thousand Dollars ($10,000) or may, at the Sellers' election, grant the Purchaser a credit in said amount against the Acquisition Value.

     (b) In the event of damage or destruction of a building included in the Pending Projects or any portion of the Pending Projects prior to the Closing Date in an amount in excess of Ten Thousand Dollars ($10,000), the Purchaser may elect within ten (10) days following such event of damage or destruction, either to terminate its obligation to acquire such property under the terms of this Agreement upon written notice to the Sellers, or to consummate the transaction, in which event the Sellers shall assign to the Purchaser the Sellers' rights under any insurance policy covering the damage or destruction, but without the indemnity provided in subsection (a) above. The Purchaser's failure to affirmatively elect whether to terminate or consummate the transaction within said ten (10) day period shall be deemed the Purchaser's election to consummate the transaction. If the Purchaser elects to terminate its obligation to acquire such property under the terms of this Agreement pursuant to this provision, neither party shall have any further obligations to acquire or convey such property under this Agreement.

     12. CONDEMNATION.

     (a) If any portion of a building included in the Pending Projects is taken by condemnation or eminent domain or is the subject of a threatened or pending condemnation or eminent domain proceeding that has not been consummated prior to the Closing Dates resulting in a decrease in the value of the Pending Projects in an amount not exceeding Ten Thousand Dollars ($10,000), the Purchaser and the Sellers shall consummate the transaction, provided that the Sellers shall assign to the Purchaser such Sellers' rights to all awards for the condemnation or taking and shall indemnify the Purchaser with respect to any costs incurred by the Purchaser in repairing and restoring the property that are not paid by the condemnation awards up to the amount of Ten Thousand Dollars ($10,000) or may, at the Sellers' election, grant the Purchaser a credit in such amount against the consideration payable for the acquired property.

     (b) If any portion of a building included in the Pending Projects is taken by condemnation or eminent domain or is the subject of a threatened or pending condemnation or eminent domain proceeding that has not been consummated prior to the Closing Date resulting in a decrease in the value of such property in an amount in excess of Ten Thousand Dollars ($10,000), the Purchaser may elect within ten (10) days following such event, either to terminate its obligation, to acquire the property under this Agreement upon written notice to the Sellers, or to consummate the transaction, in which event the Sellers shall assign to the Purchaser such Sellers' rights to all awards for the condemnation or taking, but without the indemnity provided in subsection (a) above. The Purchaser's failure to affirmatively elect whether to terminate or consummate the transaction within said ten (10) day period shall be deemed the Purchaser's election to consummate the transaction. If the Purchaser elects to terminate its obligation to acquire the property under this Agreement pursuant to this provision, neither party shall have any further obligations to acquire or convey such property under this Agreement, except as otherwise provided in this Agreement.

     13. SELLERS' REPRESENTATIONS AND WARRANTIES. The Sellers jointly and severally represent and warrant to the Purchaser that as of the date of this Agreement and as of each of the respective Closing Dates:

     (a) The Sellers have full right, power and authority to enter into and perform the Sellers' obligations under this Agreement in accordance with its terms;

     (b) None of the Sellers is a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1954, as amended, and is a "resident" of the State of California within the meaning of Section 18662 of the California Revenue and Taxation Code, as amended;

     (c) There is not pending, or to the Sellers' actual knowledge, threatened, any litigation with respect to the Pending Projects (excluding any properties conveyed to the Purchaser hereunder prior to the Closing Date); and

     (d) Except as disclosed to the Purchaser and to the Sellers' actual knowledge, no toxic or hazardous chemicals, waste, or substances of any kind have ever been spilled, disposed of, or stored on, under, or at the Pending Projects in violation of any applicable law, rule or regulation (excluding any properties conveyed to the Purchaser hereunder prior to the Closing Date).

     The continued accuracy in all respects of the Sellers' foregoing representations and warranties of the Sellers shall be a condition precedent to the Purchaser's obligation to close the acquisition of each property. All such representations and warranties contained in this Agreement shall be deemed remade as of the Closing Dates for each acquired property.

     14. PURCHASER REPRESENTATIONS AND WARRANTIES. The Purchaser represents and warrants to the Sellers that as of the date of this Agreement and as of each of the respective Closing Dates the Purchaser has full right, power and authority to buy the Pending Projects from the Sellers and to perform the Purchaser's obligations under this Agreement in accordance with its terms.

     15. SELLERS' COVENANTS. Commencing on the date hereof and continuing with respect to each building included in the Pending Projects until the Closing Date for the acquisition of such property:

     (a) The Sellers shall not create or consent to any liens, encumbrances, or easements on or affecting the Pending Projects, except for the permitted liens described in Section 9(a) as contemplated by the submitted plans and issued permits for such Projects and for secured debt.

     (b) The Sellers shall not permit any act of waste or act that would materially to diminish the value of the Pending Projects for any reason, except that caused by ordinary wear and tear.

     (c) The Sellers will promptly (after learning of same) notify the Purchaser in writing of any adverse material changes affecting the physical condition of the Pending Projects.

     (d) The Sellers shall complete and maintain the Pending Projects in conformity with applicable building codes, laws, and sound construction and property management practices.

     (e) Unless the acquisition of an acquired property is sooner terminated by the Purchaser (when permitted under this Agreement), the Sellers will not make, accept, negotiate or otherwise pursue any offers for the disposition (whether directly, through a joint venture, ground lease, financing, or otherwise) of any interest in the Pending Projects.

     16. "AS-IS" SALE. Except as expressly set forth herein, the Purchaser acknowledges that it is buying the Pending Projects in "As-Is, Where-Is" condition, in reliance on its own investigations.

     17. BROKERS AND FINDERS. The Purchaser and the Sellers each represent and warrant to the other party that no broker or finder has been utilized in the purchase and sale contemplated by this Agreement. In the event of a claim for broker's fees, finder's fees, commissions or other similar compensation in connection herewith: (i) the Purchaser, if such claim is based upon any agreement alleged to have been made by the Purchaser, shall indemnify, defend, and hold the Sellers harmless (using counsel reasonably satisfactory to the Sellers) from and against any and all damages, liabilities, costs, expenses and losses (including, but not limited to, attorneys' fees and costs) that the Sellers sustain or incur by reason of such claim; and (ii) the Sellers, if such claim is based upon any agreement alleged to have been made by the Sellers, shall indemnify, defend and hold the Purchaser harmless (using counsel reasonably satisfactory to the Purchaser) from and against any and all damages, liabilities, costs, expenses and losses (including, but not limited to, attorneys' fees and costs) that the Purchaser sustains or incurs by reason of such claim.

     18. SURVIVAL. Except to the extent specifically provided to the contrary hereunder, each and every covenant, agreement, representation and warranty of each of the parties hereto shall survive the Closing Date and shall not merge with the Sellers' deliveries of the Deeds or other documents to the Purchaser.

     19. ASSIGNMENT; SUCCESSORS AND ASSIGNS. The Purchaser shall have the right to assign this Agreement with the prior written consent of the Sellers' Representative or all Sellers, which consent shall not be unreasonably withheld. This Agreement, and the terms, covenants and conditions herein contained, shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and assigns.

     20. NOTICES. All notices to be given under this Agreement shall be in writing and sent by:

     (a) certified mail, return receipt requested, in which case notice shall be deemed delivered three (3) business days after deposit, postage prepaid in the United States Mail,

     (b) a nationally recognized overnight courier, in which case notice shall be deemed delivered one (1) business day after deposit with that courier, or

     (c) facsimile or similar means if a copy of the notice is also sent by United States Certified Mail, in which case notice shall be deemed delivered on transmittal by facsimile or other similar means, provided that a transmission report is generated by reflecting the accurate transmission of the notices, as follows:

                If to the Purchaser:

                Mission West Properties
                10050 Bandley Drive
                Cupertino, CA 95014
                Attention: Independent Directors Committee
                Fax No. (408) 725-1626

                If to the Sellers:

                c/o Berg & Berg Enterprises, Inc.
                10050 Bandley Drive
                Cupertino, CA  95014
                Attention: Carl E. Berg
                Fax No. (408) 725-1626

     21. ARBITRATION OF DISPUTES. Any dispute or claim in law or equity solely between the Purchaser and Sellers arising out of this Agreement shall be decided by neutral, binding arbitration. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association ("AAA") then obtaining using a single arbitrator. The decision of the arbitrator shall be final and binding. In all other respects, the arbitration shall be conducted in accordance with Part III, Title 9 of the California Code of Civil Procedure. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties shall have the right to discovery in accordance with code of Civil Procedure Section 1283.05. The arbitration shall take place in the County of Santa Clara. The filing of a judicial action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction, or other provisional remedies, shall not constitute a waiver of the right to arbitrate under this provision.

     22. ATTORNEYS' FEES. If any arbitration or court action is commenced between the parties, the prevailing party in that arbitration or court action shall be entitled to recover from the non-prevailing party all reasonable attorneys' fees and costs.

     23. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties to this Agreement and shall not be modified in any manner except by an instrument in writing executed by the parties or their respective successors in interest.

     24. SEPARATE CONTENTS. The acquisition and conveyance of the real property and improvements constituting each of the buildings included in the Pending Projects or identified on Appendix I is a separate transaction, and the parties' obligations with respect to each such property constitutes a separate contract under this Agreement.

     25. SEVERABILITY. If any term or provision of this Agreement shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement shall not be affected.

     26. WAIVERS. A waiver or breach of covenant or provision in this Agreement shall not be deemed a waiver of any other covenant or provision in this Agreement, and no waiver shall be valid unless in writing and executed by the waiving party. An extension of time for performance of any obligation or act shall not be deemed an extension of the time for performance of any other obligation or act.

     27. CONSTRUCTION. The section headings and captions of this Agreement are, and the arrangement of this instrument is, for the sole convenience of the parties to this Agreement. The section headings, captions, and arrangement of this instrument do not in any way affect, limit, amplify, or modify the terms and provisions of this Agreement. The singular form shall include plural, and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties have prepared it. Unless otherwise indicated, all references to sections are to this Agreement. All exhibits referred to in this Agreement are attached to it and incorporated in it by this reference. Capitalized terms used in this Agreement have the meaning ascribed to them in the Acquisition Agreement under indicated otherwise.

     28. MERGER. All of the terms, provisions, representations and covenants of the parties under this Agreement shall survive the Closing Dates and shall not be merged in the Deeds.

     29.   COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts.

     30. TIME OF THE ESSENCE. Time is of the essence in this Agreement.

     31. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of California.

     32. EXHIBITS. Each exhibit to which reference is made in this Agreement is deemed incorporated into this Agreement in its entirety by such reference. The exhibits to this Agreement are the following:

           Exhibit A Legal Description of Pending Projects
           Exhibit B Warranty Bill of Sale

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


PURCHASER:                             SELLERS:

MISSION WEST PROPERTIES, a             By: /s/Carl E. Berg
California Corporation                    ______________________________
                                          Carl E. Berg
By:   /s/ Michael J. Anderson
   ______________________________      By: /s/Clyde J. Berg
                                          ______________________________
Its:    Vice President                    Clyde J. Berg
    _____________________________



MISSION WEST PROPERTIES, L.P., a       BERG & BERG ENTERPRISES, INC., a
Delaware Limited Partnership           California Corporation

By: Mission West Properties, a         By:   /s/ Carl E. Berg
    California Corporation, as            ______________________________
    General Partner
                                       Its:   President
By:   /s/ Michael J. Anderson             _____________________________
   ______________________________

Its:    Vice President
    _____________________________


MISSION WEST PROPERTIES, L.P. I, a     BACCARAT FREMONT, LLC, a California
Delaware Limited Partnership           Limited Liability Company

By: Mission West Properties, a         By:    /s/ Michael Knapp
    California Corporation, as            ______________________________
    General Partner
                                       Its:     Manager
By:  /s/ Michael J. Anderson              _____________________________
   ______________________________

Its:   Vice President
    _____________________________


MISSION WEST PROPERTIES, L.P. II, a
Delaware Limited Partnership

By: Mission West Properties, a         By: /s/ Thelmer Aalgaard
    California Corporation, as            ______________________________
    General Partner                       Thelmer Aalgaard

By:    /s/ Michael J. Anderson         By: /s Patricia Aalgaard
   ______________________________         ______________________________
                                          Patricia Aalgaard
Its:      Vice President
    _____________________________      By: /s/ Clyde J. Berg
                                          ______________________________
                                          Clyde J. Berg, Trustee of the 1981
                                          Kara Ann Berg Trust


MISSION WEST PROPERTIES, L.P. III, a
Delaware Limited Partnership

By: Mission West Properties, a
    California Corporation, as
    General Partner

By:  /s/ Michael J. Anderson
   ______________________________

Its:    Vice President
    _____________________________


                                        APPENDIX I

                             LIST OF PENDING PROJECTS, OWNERS
                                            AND
                                 INITIAL ACQUISITION VALUE


                                                                  Projected
                                                   Projected       Average
                                                    Triple         Monthly
                                   Approximate        Net        Rental Rate
                                    Building        Annual        Per Square    Acquisition
PENDING PROJECT AND OWNERS            Size         Base Rent        Foot           Value
=============================================================================================

GREAT OAKS                            54,240       $715,968         $1.10        $5,226,043
Carl Berg and Clyde Berg

MEMOREX DRIVE                         52,800      $ 535,560         $0.85        $3,347,250
Carl Berg and Clyde Berg

RICHARD AVE.                          58,740       $599,148         $0.85        $3,744,675
Carl Berg and Clyde Berg

AUTOMATION PARKWAY
Berg & Berg Enterprises,
Inc.                     Bldg.  1    114,028     $1,778,036         $1.30       $12,705,971

                                2     80,640     $1,257,984         $1.30        $8,985,600

                                3     80,640     $1,257,984         $1.30        $8,985,600

                                4     61,056       $952,474         $1.30        $6,803,386


L'AVENIDA
Baccarat Fremont, LLC,   Bldg.  1     94,134     $3,219,382         $2.85       $18,937,541
a California limited
liability company, Thelmer      2    101,622     $3,475,724         $2.85       $20,445,435
Aalgaard and Patricia
Aalgaard, husband and wife,     3     93,314     $3,191,339         $2.85       $18,772,582
and Clyde Berg, Trustee of
the 1981 Kara Ann Berg Trust    4    126,236     $4,317,271         $2.85       $25,395,717

                                5     98,166     $3,357,277         $2.85       $19,748,688



                                    EXHIBIT A

                   LEGAL DESCRIPTION OF THE PENDING PROJECTS

THE LAND REFERRED TO IN THIS REPORT IS SITUATED IN THE STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

GREAT OAKS:

This land is located in south San Jose, California and consists of approximately 3 gross acres of unimproved land. The land is described by the following Assessor's Parcel Number:

706-02-025

MEMOREX DRIVE AND RICHARD AVE.:

This land is located in north Santa Clara, California and consists of approximately a 6 acre portion of land. This portion of land is described by the following Assessor's Parcel Number:

224-65-006

AUTOMATION PARKWAY:

This land is located in north San Jose, California and consists of approximately 21 gross acres of unimproved land. The land is described by the following Assessor's Parcel Numbers:

Portions of 244-13-10, and 244-15-18.

L' AVENIDA:

This land is located in Mountain View, California and consists of approximately 32 gross acres of unimproved land. The land is described by the following Assessor's Parcel Numbers:

116-16-63, 116-16-60, 116-16-65, 116-16-59, 116-16-75, 116-16-70, 116-16-69,
116-16-74

                                    EXHIBIT B

                              WARRANTY BILL OF SALE

     This Warranty Bill of Sale ("Bill of Sale") is executed as of March ___, 1998 by the individuals and entities listed on Appendix I ("Sellers") in favor of Mission West Properties, a California corporation (the "Company"), Mission West Properties, L.P. ("MWP"), Mission West Properties, L.P. I ("MWP I"), Mission West Properties, L.P. II ("MWP II"), Mission West Properties, L.P. III ("MWP III, and collectively with the Company, MWP, MWP I and MWP II, the "Purchaser")

                                    RECITALS

      A. The Sellers and the Purchaser have entered into that certain Pending Projects Acquistion Agreement dated of even date herewith (the "Purchase Agreement"), in which the Purchaser has agreed to purchase real property in Santa Clara County, State of California, more particularly described in attached
Schedule 1, (the "Pending Projects") incorporated in this Bill of Sale.

      B. Pursuant to the Purchase Agreement, the Sellers have agreed to transfer to the Purchaser all the Sellers' right, title and interest in all licenses, permits, development rights, air rights, authorizations, certificates, surveys, plans, specifications, reports, studies, test results and all unexpired warranties and guaranties given by unaffiliated third parties owned by the Sellers and pertaining to or used exclusively in connection with the Pending Projects (collectively, "Personal Property") concurrent with the Closing Dates (as defined in the Purchase Agreement).

      For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Sellers agree as follows:

                                    AGREEMENT

      1. TRANSFER. Effective as of the Closing Dates, the Sellers hereby transfer, sell, assign, grant and convey to the Purchaser all of the Sellers' right, title, and interest in the Personal Property.

      2. SELLERS'S COVENANTS. The Sellers covenant to the Purchaser that the Sellers have good and marketable title to the Personal Property, free of all liens, and has the right to transfer the Personal Property. The Sellers further agree that the Sellers will defend the Purchaser's title to the Personal Property against the demands of anyone claiming through the Sellers.

      3. ATTORNEYS' FEES. If any suit, action or other proceeding is instituted to enforce the rights of either party under this Bill of Sale, the successful party, as adjudicated by a court, shall be entitled to reasonable attorney fees and court costs.

      4. GOVERNING LAW. This Bill of Sale shall be governed and construed in accordance with California law.

      The Sellers have executed this Bill of Sale as of the date first above written.

SELLERS:

_______________________________________

By:
   ____________________________________

Its:
    ___________________________________


By:
   ____________________________________

Its:
    ___________________________________